Exhibit 99.1

PRESS RELEASE

INTAC INTERNATIONAL AND HOWSTUFFWORKS ANNOUNCE PARTNERSHIP TO FORM NEW
COMPANY FOCUSING ON CHINA’S INTERNET MARKET

New Company to Create Interactive Web Site for Information-Seeking Consumers in China

Financial Investors – Including Carl Icahn – Invest $22.5 Million into New Venture

Hong Kong / Atlanta, GA, April 20, 2006 – INTAC International, Inc. (NASDAQ: INTN / FSE: WKN 805768) (“INTAC”), an emerging provider of educational and career development services, software for educational institutions and distributor of wireless handset products in China, and HowStuffWorks, Inc. (“HowStuffWorks”), an online publishing company that is a subsidiary of The Convex Group and widely recognized as a leading source for clear, reliable explanations of how everything actually works, today announced a partnership to form a new company, HSW International, Inc. (“HSW International”), which will focus on the online publishing, training and education markets in China. HSW International will combine HowStuffWorks’ dynamic technological platform, Internet expertise and expansive digital content resources with INTAC’s local market knowledge and relationships in the wireless, education and training sectors to create an interactive media and service platform for Chinese Internet users. This platform will also provide a contextual and rich environment for brands to effectively advertise to the Chinese market.

Under terms of the Agreement and Plan of Merger (the “Merger Agreement”) signed by the parties today, a wholly-owned subsidiary of HSW International will merge into INTAC with INTAC surviving the merger and becoming a wholly-owned subsidiary of HSW International. Upon completion of the merger, all shareholders of INTAC will receive the right to exchange their INTAC shares for shares of common stock of HSW International, which will be publicly traded on NASDAQ. HowStuffWorks will contribute certain assets, properties and rights to HSW International in exchange for shares of common stock. As of the effective time of the merger, but prior to the completion of the purchase of shares by the financial investors (as described below) and issuance of certain additional shares and stock options pursuant to the Merger Agreement, 50 percent of HSW International will be owned by the shareholders of INTAC and 50 percent by HowStuffWorks. This agreement will be subject to standard regulatory approvals.

In addition, INTAC’s largest institutional shareholder and Carl Icahn, an investor in HowStuffWorks, have each committed $10 million to purchase shares of common stock of HSW International. StuffWorks, LLC, formed by a group of current HowStuffWorks investors, will commit an additional $2.5 million to purchase shares of common stock of HSW International. This new capital, totaling $22.5 million, will allow HSW International to rapidly create a robust online business for the China market.

“We believe this strategic partnership provides significant value for our shareholders,” said Wei Zhou, CEO of INTAC. “HSW International was formed to take advantage of the vast potential of China’s significantly expanding Internet market. By joining forces we will marry HowStuffWorks’ technology expertise and content with our existing business in China, including our offerings in the educational and career development services we provide to millions of Chinese students, our partnership with China’s Ministry of Education, the reach of our wireless distribution business, as well as our other relationships in China. HSW International has the combined strengths to take advantage of the strong demand for consumer information by building a robust online community of information seekers.”

Under the Contribution Agreement for China, INTAC will have exclusive digital publishing rights to HowStuffWorks’ content. These rights will include access to content obtained through HowStuffWorks’ recently announced strategic alliance with Publications International, Ltd. (PIL), a 30-year-old publisher of mass-market books that sells millions of reference books globally, and has current product offerings in China. Through the alliance, HowStuffWorks has exclusive digital publishing rights to the vast PIL product library of over 10,000 books and one million images, as well as future works, access to over 350 writers and editors and the leading consumer expert review resources Consumer Guide® and Mobil Travel Guide®. These capabilities will now be localized and made accessible to Chinese consumers. Additionally, MobilTravelGuide.com will be an excellent resource for visitors during the 2008 Olympics by providing hotel, restaurant and other reviews in Beijing. The Contribution Agreement also extends digital publishing rights to INTAC in Brazil.

 “In today’s global economy, it is imperative for companies and brands to have the scale and reach to effectively engage with consumers and meet their information consumption needs,” said Jeff Arnold, Chairman and CEO of HowStuffWorks. “The power of this business model is the combination of HowStuffWorks’ tremendous digital content assets and expertise to build a scaleable technology platform, enabling rapid deployment of content, and INTAC’s established distribution and relationships. Together, we will effectively enter this market and become a pioneer in providing Chinese consumers with credible content and expert reviews. Additionally, HSW International will become a vehicle to expand into other emerging international markets with the largest identified need for digital content and highest potential for growth.”

China’s technology market is one of the fastest growing markets in the world with approximately 111 million Internet users and 20 million new users annually. Obtaining information is among the primary purposes for using the Internet in China. Additionally, the consumer e-commerce segment in China has high growth potential. The partnership positions HSW International as a leading global explanation provider, meeting the significant demand for providing information to the large untapped community in need of content, and helps Chinese Web users by establishing a trusted and robust resource for evaluating and rating consumer products and services. In the same way that HSW International will empower Chinese Web users with trusted information to either be better informed or guide buying decisions, it will also equip local Chinese businesses with the ability to identify and meet existing and emerging customer needs through contextual Internet advertising.

INTAC and HowStuffWorks, in partnership, will offer new revenue opportunities for HSW International by offering diversified revenue streams through its Internet business, including advertising, search, e-commerce and sponsorships.

Following the closing of the transaction contemplated by the Merger Agreement, Jeff Arnold will assume the position of Chairman of HSW International, and will recruit additional executives to help transform it into an international media company. Jeff Arnold founded WebMD in 1998 and was CEO until October 2000. He is the Chairman of The Convex Group, which owns HowStuffWorks, Flexplay and LidRock, is the Chairman and CEO of HowStuffWorks. Wei Zhou, the current CEO of INTAC, will be the CEO of HSW International, and will continue to run INTAC’s core business. The Board of Directors will be comprised of seven members, with five, including Jeff Arnold, named by HowStuffWorks and two, including Wei Zhou, named by INTAC. At least four of the directors will be independent. Following the consummation of the transaction, HSW International’s headquarters will be located in Atlanta, GA and Hong Kong.

About INTAC International, Inc.:

INTAC International, Inc. is a leading provider of integrated educational and career development services as well as management software products for educational institutions in China. INTAC is also engaged the distribution of premium brand wireless handset products. INTAC is a Nevada corporation and is headquartered in Hong Kong.

About HowStuffWorks, Inc.:

HowStuffWorks, Inc. is an online publishing company that provides objective, credible and useful information for people to learn about the world around them and make smart decisions. The company’s award-winning Web site is the ultimate source for in-depth, easy-to-understand explanations, expert product reviews, comprehensive buying guides and informational videos, simplifying thousands of topics in the areas of health, science, travel, automotive, electronics and consumer products, among others.

HowStuffWorks is the exclusive digital publisher for Consumer Guide and Mobil Travel Guide, leading providers of expert reviews and ratings online at ConsumerGuide.com and MobilTravelGuide.com. Founded in 1999, HowStuffWorks is headquartered in Atlanta, GA, and is a subsidiary of The Convex Group, a media and technology company. For more information, visit www.howstuffworks.com.

About The Convex Group:

Convex Group, Inc. is a media and entertainment company with an extensive patent portfolio that acquires and integrates unique assets to create new media networks. The company, based in Atlanta, Georgia, owns several proprietary distribution and content platforms, including the “HowStuffWorks®” franchise, the exclusive rights to “in-lid” CD-ROM distribution, which it operates through the LidRock division, and the Flexplay technology that enables time-limited, on-demand viewing of movies, games other content delivered on a DVD.

Forward-Looking Statements

This press release contains “forward-looking statements,” including, among other statements, statements regarding the proposed business combination between INTAC and HSW International, Inc., and the anticipated consequences and benefits of such transaction. Statements made in the future tense, and words such as “anticipate”, “expect”, “project”, “believe”, “plan”, “estimate”, “intend”, “will”, “may” and similar expressions are intended to identify forward looking statements. These statements are based on current expectations, but are subject to certain risks and uncertainties, many of which are difficult to predict and are beyond the control of INTAC. Relevant risks and uncertainties include those referenced in INTAC’s filings with the Securities and Exchange Commission (“SEC”) (which can be obtained as described in “Additional Information” below), and include: general industry conditions and competition; economic conditions, such as interest rate and currency exchange rate fluctuations; technological advances and patents attained by competitors; challenges inherent in new product development, including obtaining regulatory approvals; governmental laws and regulations. Risks and uncertainties relating to the proposed transaction include: required regulatory approvals will not be obtained in a timely manner, if at all; the proposed transaction will not be consummated; the anticipated benefits of the proposed transaction will not be realized; and the integration of HSW International, Inc.’s operations with INTAC will be materially delayed or will be more costly or difficult than expected. These risks and uncertainties could cause actual results to differ materially from those expressed in or implied by the forward-looking statements, and therefore should be carefully considered. INTAC assumes no obligation to update any forward-looking statements as a result of new information or future events or developments.

Additional Information

This press release is not a substitute for the proxy statement/prospectus and any other documents INTAC and HSW International, Inc. would file with the SEC at an appropriate time. Investors and stockholders are urged to read such proxy statement/prospectus and any other such documents, when available, which would contain important information about the proposed transaction. The proxy statement/prospectus would be, and other documents filed or to be filed by INTAC and HSW International, Inc. with the SEC are or will be, available free of charge at the SEC’s website (www.sec.gov) or from INTAC by directing a request to: J. David Darnell, Senior Vice President and Chief Financial Officer of INTAC International at 469/916-9881 or david.darnell@intac-asia.com.

INTAC is not currently engaged in a solicitation of proxies from the stockholders of INTAC or HSW International, Inc. in connection with the proposed business combination between INTAC and HSW International, Inc. If a proxy solicitation commences, INTAC, HSW International, Inc. and their respective directors, executive officers and other employees may be deemed to be participants in such solicitation. Information about INTAC’s directors and executive officers is available in INTAC’s proxy statement, dated January 30, 2006 for its 2006 annual meeting of stockholders. Additional information about the interests of potential participants will be included in the proxy statement/prospectus INTAC would file with the SEC at an appropriate time.

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For Further Investor Information:
J. David Darnell	Dana Lawing
Senior Vice President & Chief Financial Officer	Marketing Manager
INTAC International	HowStuffWorks
PH: +1.469-916-9881	PH: +1.404.760.4328
david.darnell@intac-asia.com	EM: dlawing@convexgroup.com

For Media Inquiries:
Jonathan Mairs	Philip Lisio
Ogilvy Public Relations Worldwide, New York	Ogilvy Public Relations Worldwide, Beijing
PH: +1.212.880.5353	PH: +86.10.8520.6505
MOBILE: +1.917.517.7097	MOBILE: +86.1350.1166.560
EM: jonathan.mairs@ogilvypr.com	EM: philip.lisio@ogilvy.com